Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Class A Common Stock, par value $0.01 per share, of Townsquare Media, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 25, 2016

THE MADISON SQUARE GARDEN COMPANY

By:	/s/ Donna Coleman
	Name:	Donna Coleman
	Title:	EVP and Chief Financial Officer

MSG SPORTS & ENTERTAINMENT, LLC

By:	/s/ Donna Coleman
	Name:	Donna Coleman
	Title:	EVP and Chief Financial Officer

MSG ENTERTAINMENT HOLDINGS, LLC

By:	/s/ Donna Coleman
	Name:	Donna Coleman
	Title:	EVP and Chief Financial Officer

MSG VENTURES HOLDINGS, LLC

By:	/s/ Donna Coleman
	Name:	Donna Coleman
	Title:	EVP and Chief Financial Officer

MADISON SQUARE GARDEN INVESTMENTS, LLC

By:	/s/ Donna Coleman
	Name:	Donna Coleman
	Title:	EVP and Chief Financial Officer